Exhibit 23(d)


                                  [LETTERHEAD]


                           DIXON, ODOM & CO., L.L.P.
                          Certified Public Accountants


                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-3) of United Dominion Realty Trust, Inc., for the registration of $600,000,000 of Offered Securities and to the incorporation by reference therein of our report dated May 16, 1996, with respect to the combined statement of rental operations of the Properties included in its Current Report on Form 8-K dated August 15, 1996, filed with the Securities and Exchange Commission.

/s/ DIXON, ODOM, & CO., L.L.P.
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Dixon, Odom, & Co., L.L.P.
Greensboro, North Carolina
May 14, 1997